SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 14, 2003



                        Progenics Pharmaceuticals, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                  000-23143                   13-3379479
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)



             777 Old Saw Mill River Road, Tarrytown, New York      10591
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               (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (914) 789-2800
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         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

       EXHIBIT NUMBER         DESCRIPTION

       Exhibit 99.1 Press Release dated November 14, 2003 (filed herewith).


Item 9. Regulation FD Disclosure.

         On November 14, 2003, Progenics Pharmaceuticals, Inc. (the "Company") issued a press release announcing the pricing of its public offering of 3.25 million share of its common stock at a price of $16.25 per share. Net proceeds to the Company after expenses are expected to be approximately $48.9 million. The Company has also granted an option to the underwriters to purchase an additional 487,500 shares of common stock. A copy of the press release is attached as Exhibit 99.1.

         The information furnished pursuant to Item 9 in this Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 9 in this Form 8-K.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PROGENICS PHARMACEUTICALS, INC.


                          By:  /s/ PHILIP K. YACHMETZ
                               -----------------------
                                   Philip K. Yachmetz
                                   Vice President, General Counsel and Secretary


Date:  November 14, 2003
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